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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                Subsidiary                              State of Incorporation
------------------------------------------           ---------------------------
Universal Fabricators, LLC                                    Louisiana
Unifab International West, LLC                                Louisiana
Allen Process Systems, LLC                                    Louisiana
Latoka USA, Inc.                                              Delaware
Oil Barges, Inc.                                              Louisiana
Superior Derrick Services of Texas, LLC                         Texas


















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